IMPACT MANAGEMENT INVESTMENT TRUST
                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT, made by and between IMPACT MANAGEMENT INVESTMENT TRUST, a Massachusetts business trust (hereinafter called the "Trust"), on behalf of JORDAN 25 FUND (the "Portfolio"), and EQUITY ASSETS MANAGEMENT, INC., a Florida corporation (hereinafter called the "Investment Adviser").

                                   WITNESSETH:

     WHEREAS, the Trust has been organized and operates as an investment company registered under the Investment Company Act of 1940 (the "1940 Act") and engages in the business of investing and reinvesting its assets in securities, and the Investment Adviser is a registered Investment Adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and engages in the business of providing investment management services; and

     WHEREAS, the Trust has selected the Investment Adviser to serve as the investment adviser for the Portfolio effective as of the date of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and each of the parties hereto intending to be legally bound, it is agreed as follows:

     1. The Trust on behalf of the Portfolio hereby employs the Investment Adviser to manage the investment and reinvestment of the Portfolio's assets and to administer its affairs, subject to the direction of the Board of Trustees and officers of the Trust for the period and on the terms hereinafter set forth. The Investment Adviser hereby accepts such employment and agrees during such period to render the services and assume the obligations herein set forth for the compensation herein provided. The Investment Adviser shall for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or to represent the Trust or the Portfolio in any way, or in any way be deemed an agent of the Trust or the Portfolio. The Investment Adviser shall regularly make decisions as to what securities to purchase and sell on behalf of the Portfolio and shall record and implement such decisions and shall furnish the Board of Trustees of the Trust with such information and reports regarding the Portfolio's investments as the Investment Adviser deems appropriate or as the Trustees of the Trust may reasonably request. Subject to compliance with the requirements of the 1940 Act, the Investment Adviser may retain as a sub-adviser to the Portfolio, at the Investment Adviser's own expense, any investment adviser registered under the Advisers Act.

     2. The Portfolio shall conduct its own business and affairs and shall bear the expenses and salaries necessary and incidental thereto including, but not in limitation of the foregoing, the costs incurred in: the maintenance of its corporate existence; the maintenance of its own books, records and procedures; dealing with its own shareholders; the payment of dividends; transfer of stock, including issuance, redemption and repurchase of shares; preparation of share certificates; reports and notices to shareholders; calling and holding of shareholders' meetings; miscellaneous office expenses; brokerage commissions; custodian fees; legal and accounting fees; and taxes. Directors, officers and employees of the Investment Adviser may be trustees, directors, officers and employees of the funds of which the Investment Adviser serves as investment adviser. Directors, officers and employees of the Investment Adviser who are trustees, officers and/or employees of the Trust shall not receive any compensation from the Trust for acting in such dual capacity.

     In the conduct of the respective businesses of the parties hereto and in the performance of this Agreement, the Trust and Investment Adviser may share facilities common to each, with appropriate proration of expenses between them.

     3. (a) The Investment Adviser shall place and execute Portfolio orders for the purchase and sale of portfolio securities with broker-dealers. Subject to the primary objective of obtaining the best available prices and execution, the Investment Adviser will place orders for the purchase and sale of portfolio securities for the Portfolio with such broker-dealers as it may select from time to time, including brokers who provide statistical, factual and financial information and services to the Portfolio, to the Investment Adviser, or to any other fund for which the Investment Adviser provides investment advisory services and/or with broker-dealers who sell shares of the Portfolio or who sell shares of any other fund for which the Investment Adviser provides investment advisory services. Broker-dealers who sell shares of the funds of which the Investment Adviser is investment adviser, shall only receive orders for the purchase or sale of portfolio securities to the extent that the placing of such orders is in compliance with the Rules of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc.

          (b) Notwithstanding the provisions of subparagraph (a) above and subject to such policies and procedures as may be adopted by the Board of Trustees and officers of the Trust, the Investment Adviser is authorized to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, in such instances where the Investment Adviser has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the Investment Adviser's overall responsibilities with respect to the Portfolio and to other funds for which the Investment Adviser exercises investment discretion.

     4. As compensation for the services to be rendered to the Portfolio by the Investment Adviser under the provisions of this Agreement, the Trust on behalf of the Portfolio shall pay to the Investment Adviser from the Portfolio's assets a fee composed of an asset charge and a performance incentive adjustment.

          (a)  The asset charge

          (i) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraph (ii) below. The computation shall be made for each day on the basis of net assets as of the close of business of the full business day two (2) business days prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. Net assets as of the close of a full business day shall include all transactions in shares of the Portfolio recorded on the books of the Portfolio for that day.

          (ii) The asset charge shall be equal to 1.20% of the average daily net assets of the Portfolio.

          (b)  The performance incentive adjustment

          (i) The performance incentive adjustment, determined monthly, shall be computed by measuring the percentage point difference between the performance of one Traditional Class share of the Portfolio and the performance of the Lipper Growth Index (the "Index"). The performance of one Traditional Class share of the Portfolio shall be measured by computing the percentage difference, carried to two decimal places, between the opening net asset value of one share of the Portfolio and the closing net asset value of such share as of the last business day of the period selected for comparison, adjusted for dividends or capital gain distributions treated as reinvested at the end of the month during which the distribution was made but without adjustment for expenses related to a particular class of shares. The performance of the Index for the same period will then be established by measuring the percentage difference, carried to two decimal places, between the beginning and ending Index for the comparison period, with dividends or capital gain distributions on the securities which comprise the Index being treated as reinvested at the end of the month during which the distribution was made.

          (ii) In computing the adjustment, one percentage point shall be subtracted from the difference, as determined in (b)(i) above. The result shall be converted to a decimal value, multiplied by .01 and then multiplied by the Portfolio's average net assets for the comparison period. This product next shall be divided by 12 to put the adjustment on a monthly basis. Where the performance of the Portfolio exceeds the Index, the amount so determined shall be an increase in the fees computed under paragraph (a). Where Portfolio performance is exceeded by the Index, the amount so determined shall be a decrease in such fees.

          (iii)The  12  month  comparison   period  will  roll  over  with  each
succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustment is being computed.

          (iv) If the Index ceases to be published for a period of more than 90 days, changes in any material respect or otherwise becomes impracticable to use for purposes of the adjustment, no adjustment will be made under this paragraph
(b) until such time as the Board approves a substitute index.

          (c) The maximum annual investment advisory fee that the Portfolio shall pay will be 1.90% of its average daily net assets and the minimum advisory fee shall be 0.50% (unless the Investment Adviser voluntarily agrees tow waive its fee).

          (d) The fee shall be paid on a monthly basis and, in the event of the termination of this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement, the fee accrued shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

          (e) The fee provided for hereunder shall be paid in cash by the Portfolio to the Investment Adviser within five business days after the last day of each month.

     5. The services to be rendered by the Investment Adviser to the Trust on behalf of the Portfolio under the provisions of this Agreement are not to be deemed to be exclusive, and the Investment Adviser shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

     6. The Investment Adviser, its directors, officers, employees, and agents may engage in other businesses, may render investment advisory services to other investment companies, or to any other corporation, association, firm or individual, and may render underwriting services to the Trust on behalf of the Portfolio or to any other investment company, corporation, association, firm or individual.

     7. In the absence of willful misfeasance, bad faith, gross negligence, or a reckless disregard of the performance of duties of the Investment Adviser to the Portfolio, the Investment Adviser shall not be subject to liabilities to the Trust, the Portfolio or to any shareholder of the Portfolio for any action or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security, or otherwise.

     8. This Agreement shall be executed and become effective as of the date written below if approved by the vote of a majority of the outstanding voting securities of the Portfolio. It shall continue in effect for a period of two years and may be renewed thereafter only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Portfolio and only if the terms and the renewal hereof have been approved by the vote of a majority of the Trustees of the Trust who are not parties hereto or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No material amendment to this Agreement shall be effective unless the terms thereof have been approved by the vote of a majority of the outstanding voting securities of the Portfolio and by the vote of a majority of Trustees of the Trust who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated by the Trust at any time, without the payment of a penalty, on sixty days' written notice to the Investment Adviser of the Trust's intention to do so, pursuant to action by the Board of Trustees of the Trust or pursuant to a vote of a majority of the outstanding voting securities of the Fund. The Investment Adviser may terminate this Agreement at any time, without the payment of penalty on sixty days' written notice to the Trust of its intention to do so.

     Upon termination of this Agreement, the obligations of all the parties hereunder shall cease and terminate as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination, and except for the obligation of the Trust to pay to the Investment Adviser the fee provided in Paragraph 4 hereof, prorated to the date of termination. This Agreement shall automatically terminate in the event of its assignment. The Investment Adviser will notify the Trust of any changes in the membership of the Investment Adviser within a reasonable time after such change.

     9. This Agreement shall extend to and bind the heirs, executors, administrators and successors of the parties hereto.

     10. For the purposes of this Agreement, the terms "vote of a majority of the outstanding voting securities"; "interested persons"; and "assignment" shall have the meaning defined in the 1940 Act.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the 4th day of January, 2001.

                                          IMPACT MANAGEMENT
                                          INVESTMENT TRUST


                                          By: /s/ A.J. Elko
                                              ------------------------------
                                                         President

                                          EQUITY ASSETS MANAGEMENT, INC.


                                          By: /s/ Charles Clark
                                              ------------------------------
                                                         President